UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As announced in a press release dated June 25, 2009, Kana Software, Inc. (“KANA”) has rescheduled the date of its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) from July 15, 2009 to December 1, 2009 at 10:00 a.m., Pacific Time, to be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California. The press release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by this reference.

Because the date of the Annual Meeting constitutes a change of more than 30 days from the date initially disclosed, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), KANA has set a new deadline for submitting stockholder proposals for inclusion in the Annual Meeting and related proxy materials and for submitting stockholder proposals for presentation at the Annual Meeting. All stockholder proposals must be received by KANA on or before August 3, 2009. This deadline will also apply in determining whether the notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

The submission of a stockholder proposal does not guarantee that it will be included in KANA’s proxy statement. There are additional requirements regarding stockholder proposals, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act. Stockholder proposals for inclusion in KANA’s proxy statement or for presentation at the Annual Meeting must be submitted to us in writing at c/o Kana Software, Inc., 181 Constitution Drive, Menlo Park, CA 94025, Attention: Secretary.

Item 9.01.	Financial Statements and Exhibits.

Number	Description
99.01	Press release, dated June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields Chief Executive Officer

Date: July 7, 2009

EXHIBIT INDEX

Number	Description
99.01	Press release, dated June 25, 2009.